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                                                               Exhibit (3) (iii)



April 26, 2005


General American Separate Account Eleven
General American Life Insurance Company
13045 Tesson Ferry Road
St. Louis, MO 63128

Ladies and Gentlemen:

        I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 for Flexible Premium Variable Life, issued through General American Separate Account Eleven (File No. 333-53477).


                                             Very truly yours,

                                             /s/ Marie C. Swift
                                             Marie C. Swift
                                             Associate General Counsel
                                             Metropolitan Life Insurance Company